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                                  ARTICLES OF MERGER
                                          OF
                                    IRWIN NATURALS
                              (A CALIFORNIA CORPORATION)
                                    WITH AND INTO
                                    4HEALTH, INC.
                                 (A UTAH CORPORATION)


     The undersigned corporations, desiring to merge under the laws of the State of Utah, do hereby sign and deliver to the Division of Corporations and Commercial Code these Articles of Merger merging Irwin Naturals, a California corporation, with and into 4Health, Inc., a Utah corporation, and changing the name of the surviving corporation to "Irwin Naturals/4Health, Inc.".

                                      ARTICLE I
                                 AGREEMENT OF MERGER

     The Plan of Merger in the form attached hereto and incorporated herein by this reference sets forth the following terms and conditions:

     1.   The constituent corporations to this merger are:

          (a) Irwin Naturals ("Irwin Naturals"), which is incorporated under the laws of the State of California.

          (b) 4Health, Inc. ("4Health"), which is incorporated under the laws of the State of Utah.

     2. 4Health shall continue in existence after the merger as the surviving corporation.

     3. The articles of incorporation and bylaws of 4Health, shall, on the merger becoming effective, be and constitute the articles of incorporation and bylaws of the surviving corporation with the following amendments:

          (a) Article I of the Articles of Incorporation of 4Health shall be amended to read in its entirety as follows:

               "The name of the Corporation shall be: Irwin
               Naturals/4Health, Inc."

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          (b)  The first sentence of Article III of the Articles of
     Incorporation of 4Health shall be amended to read as follows:

               "The Corporation shall have the authority to issue an aggregate of 55,000,000 shares, of which 5,000,000 shares shall be preferred stock, $0.01 par value ("Preferred Stock"), and 50,000,000 shares shall be common stock, $0.01 par value ("Common Stock")."

          (c) Article VII of the Articles of Incorporation of 4Health shall be amended to read in pertinent part as follows:

               "B. Until after ________, 2003 [being the fifth anniversary of the Effective Time], all of the corporate powers of this Corporation shall be vested in, and managed by, a board of not less than three nor more than five directors and, thereafter, such larger or lesser number as may be determined by the affirmative vote of a majority of the outstanding shares of voting capital stock then entitled to vote generally in the election of directors, voting together as a single class."

               "C. The board of directors shall be and is divided into three classes: Class I, Class II, and Class III, which shall be as nearly equal as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; PROVIDED, HOWEVER, that each initial director in Class I shall hold office until the annual meeting of stockholders in 2001; each initial director in Class II shall hold office until the annual meeting of stockholders in 2000; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1999. Notwithstanding the foregoing provisions in this Article VII C., each director shall serve until his successor is duly elected and qualified or until his death, resignation, or removal."

               "D. Until after ________, 2003 [being the fifth anniversary of the Effective Time], the number of directors may be increased or decreased within the limits above prescribed by the affirmative vote at least of eighty percent (80%) of the outstanding shares of voting capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and, thereafter, the number of directors may be so increased or decreased within the limits above prescribed by a majority vote of the directors. In the event of any increase or decrease in the

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               authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director."

               "E. Until after ________, 2003 [being the fifth anniversary of the Effective Time], newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of at least three quarters of the remaining directors then in office (and not by stockholders), even though less than a quorum of the board of directors, from among one or more nominees designated by the Executive Committee of the board of directors (acting in its capacity as a nominating committee of the board of directors). Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of director in which there is a vacancy which is being filled by such elected director."

               "F. Until after ________, 2003 [being the fifth anniversary of the Effective Time], directors may be removed from office with or without cause upon the affirmative vote of at least eighty percent (80%), and, thereafter, at least a majority, of the outstanding shares of the voting capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class."

               "G. Except as expressly provided herein or in the Bylaws of the Corporation to the contrary, the board of directors shall have authority to adopt, amend, or repeal Bylaws, including the right to adopt, amend, or repeal Bylaws fixing or increasing their compensation, by the affirmative vote of at least three quarters of the directors then in office."

               "H. Until after __________, 2003 [being the fifth anniversary of the Effective Time], any amendment, change, or repeal of this Article VII or any provision hereof shall require the affirmative vote of the holders of at least eighty percent (80%), and, thereafter, at least a majority, of the outstanding shares of the voting capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class."

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          (d)  Article X of the Articles of Incorporation of 4Health shall be amended to read in its entirety as follows:

               "No action required or permitted to be taken at annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied unless at least three quarters of the incumbent directors authorize the Corporation to take action upon such written consent. Upon receipt of such authorization, the consent in writing to such action signed by stockholders holding at least that portion of the total voting power on the question which is required by law or these Articles of Incorporation or by the Bylaws of the Corporation shall be sufficient for the purpose, without the necessity for a meeting of the stockholders. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date by the vote of at least three quarters of the incumbent directors, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. As used herein, the term "incumbent directors" means any directors who were directors prior to the time that the relevant action is required or permitted to be taken by the board of directors. Until after __________, 2003
               [being the fifth anniversary of the Effective Time], any amendment, change, or repeal of this Article X or any provision hereof shall require the affirmative vote of the holders of at least eighty percent (80%), and, thereafter, at least a majority, of the outstanding shares of the voting capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class."

          (e) Article II - Section 2.2 of the Bylaws of 4Health shall be amended to insert the words "..., the Chairman of the Board ..." after the words "... called by the president..."

          (f) Article II - Section 2.17 of the Bylaws of 4Health shall be amended by inserting the words "... the Executive Committee of ..." after the words "... made by ..." and before the words "... or by any shareholder ..." in the second line.

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          (g)  Article III - Section 3.2 of the Bylaws of 4Health shall be amended to delete therefrom the first five sentences and substitute therefor the following:

               "Until after ________, 2003 [being the fifth anniversary of the Effective Time], all of the corporate powers of this Corporation shall be vested in, and managed by, a board of not less than three nor more than five directors and, thereafter, such larger or lesser number as may be determined by the affirmative vote of a majority of the outstanding shares of voting capital stock then entitled to vote generally in the election of directors, voting together as a single class. The board of directors shall be and is divided into three classes:
               Class I, Class II, and Class III, which shall be as nearly equal as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; PROVIDED, HOWEVER, that each initial director in Class I shall hold office until the annual meeting of stockholders in 2001; each initial director in Class II shall hold office until the annual meeting of stockholders in 2000; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1999. Notwithstanding the foregoing provisions in this Article VII C., each director shall serve until his successor is duly elected and qualified or until his death, resignation, or removal."

          (h) Article III - Section 3.4 of the Bylaws of 4Health shall be amended to insert the words "..., the Chairman of the Board..." after the words "... of the president ..." in the second line thereof.

          (i) Article III - Section 3.13 of the Bylaws of 4Health shall be amended to insert the following words as a lead in:

               "Except as otherwise provided in Section 3.14 hereof:..."

          (j) Article III - A new Section 3.14 shall be added to Article III of the Bylaws of 4Health to read in its entirety as follows:

               "Section 3.14 EXECUTIVE COMMITTEE.

          (a) CREATION. The board of directors shall create an Executive Committee consisting of three members: the Chairman of the Board, the president, and one other independent, non-employee Class III director. The Committee shall have all of the powers of the board when the board is not in

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          session, except for the right to exercise any of the following powers which shall only be exercisable by the board:

          1.   To adopt an annual budget for the Corporation;
          2.   To issue securities;
          3.   To sell a material portion of the assets of the Corporation;
          4.   To change the business of the Corporation;
          5. To incur any indebtedness by the Corporation other than trade payables incurred in the ordinary course;
          6. To authorize any merger, consolidation or other business combination or any recapitalization or reclassification of any class of securities of the Corporation;
          7. To declare or pay dividends in respect of any securities of the Corporation;
          8.   To amend the Corporation's Articles of Incorporation or
               Bylaws; or
          9. To authorize any other matter which under applicable law is required to be determined by the Board of Directors.

          (b) REQUIRED PROCEDURES. In addition to and in substitution of the relevant provisions of Section 3.13(c), the Executive Committee shall adopt and comply with the following special procedures:

               (i) A meeting of the Executive Committee may be called on twenty four (24) hours notice orally (to be followed immediately with written or facsimile notice) or in a writing personally delivered or sent by facsimile to each of the members thereof.

               (ii) A quorum for the transaction of business by the Executive Committee at any meeting shall require the presence, in person or by means of conference telephone call, wherein all the participants can hear each other, of both the Chairman of the Board and the President, either of whom may object to the transaction of any business at such meeting, in which case such meeting shall not be deemed duly convened.

          (c) REVIEW OF DECISIONS. Any decision of the Executive Committee shall be subject to review and revision by the Board of Directors at a regular meeting of the Board or at any special meeting convened by the Chairman of the Board or the President.

          (d) AMENDMENT. Until after ______, 2003 [being the fifth anniversary of the Effective Time], the provisions of this Section 3.14 may be amended or repealed only upon receipt of the affirmative vote of at least eighty

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     percent (80%) of the outstanding shares of voting capital stock of the
     Corporation then entitled to vote generally on the election of directors, voting together as a single class, and, thereafter, by a majority vote of the directors."

                                  ARTICLE II
                             SHAREHOLDER APPROVAL

     The foregoing Plan of Merger was approved:

     1. By the holders of the ____________ issued and outstanding shares of common stock, par value $0.01, of 4Health, with _____________ shares voting in favor of the merger, ___ shares voted against, and ___ shares abstaining;

     2. By the holders of the __________ issued and outstanding shares of common stock, no par value, of Irwin Naturals, with _____________ shares voting in favor of the merger, ___ against, and ___ abstaining; and

     The number of votes cast for the Plan of Merger by each voting group of each constituent corporation was sufficient for approval of the Plan of Merger by such voting group.

     The undersigned affirm and acknowledge, under penalties of perjury, that the foregoing instrument is their act and deed and that the facts stated herein are true.

     DATED this ___ day of __________, 1998.

                                       4HEALTH, INC.

Attest:

By                                     By
   ----------------------------------     ---------------------------------
              Secretary                      R. Lindsey Duncan, President


                                       IRWIN NATURALS

Attest:

By                                     By
   ----------------------------------     ---------------------------------
              Secretary                        Klee Irwin, President

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                                            ATTACHMENT TO ARTICLES OF MERGER

                              PLAN OF MERGER

     THIS PLAN OF MERGER (the "Plan") dated as of the _____ day of _______, 1998, is entered into by and between IRWIN NATURALS, a California corporation ("IN"), and 4HEALTH, INC., a Utah corporation ("4Health," and together with IN, the "Constituent Corporations").

                                RECITALS

     WHEREAS, 4Health is a corporation duly organized and existing under the laws of the State of Utah, having authorized capital of (i) 30,000,000 shares of common stock, par value $.01 per share (the "4Health Common Stock"), of which, as of the date hereof, ___________ shares are issued and outstanding, 50,000 shares are held in treasury by 4Health and up to ____________ shares are reserved for future issuance pursuant to stock options and warrants; and
(ii) 5,000,000 shares of series preferred stock, par value $1.00 per share, none of which are issued and outstanding as of the date hereof;

     WHEREAS, IN is a corporation duly organized and existing under the laws of the State of California, having an authorized capital of 100,000 shares of common stock (the "IN Common Stock"), of which ___________ shares are issued and outstanding as of the date hereof;

     WHEREAS, IN, 4Health and Klee Irwin have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 24, 1997, setting forth certain representations, warranties, covenants, agreements, and conditions in connection with the merger of IN with and into 4Health (the "Merger"); and

     WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations have each duly approved this Plan providing for the merger of IN with and into 4Health, with 4Health as the surviving corporation, after changing its name to "Irwin Naturals/4Health, Inc.," all as authorized by the statutes of the States of California and Utah.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger and the manner and basis of causing the shares of IN Common Stock to be converted into shares of 4Health Common Stock, and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the conditions hereinafter set forth, as follows:

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                                ARTICLE I

                 MERGER AND NAME OF SURVIVING CORPORATION

     On the Effective Time (as hereinafter defined) of the Merger, IN shall cease to exist separately and IN shall be merged with and into 4Health, which is hereby designated as the "Surviving Corporation". The name of the Surviving Corporation shall be "Irwin Naturals/4Health, Inc.".

                               ARTICLE II

                    TERMS AND CONDITIONS OF MERGER

     1. The terms and conditions of the Merger (in addition to those set forth elsewhere in this Plan) are as follows:

          (a)  On the Effective Time of the Merger:

               (i) IN shall be merged into 4Health to form a single corporation, and 4Health shall be designated herein as the Surviving Corporation.

               (ii)  The separate existence of IN shall cease.

               (iii) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the State of Utah.

               (iv) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all other chooses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the Merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in

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          place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the Merger.

     (b) On the Effective Time of the Merger, the board of directors of the Surviving Corporation shall consist of R. Lindsey Duncan, Klee Irwin, John Schneider, Jon Diamond and Anthony Robbins, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the State of California.

     (c) On the Effective Time of the Merger, the officers of the Surviving Corporation shall be as follows: R. Lindsey Duncan, Chairman of the Board of Directors; Klee Irwin, President and Chief Executive Officer; Dan Martin, Acting Chief Financial Officer and Secretary.

     (d) If on the Effective Time of the Merger, one or more vacancies shall exist in the board of directors or in any of the offices of the Surviving Corporation, any such vacancies may be filled in the manner provided for in the bylaws of the Surviving Corporation.

                                   ARTICLE III

                     MANNER AND BASIS OF CONVERTING SHARES

     1. The manner and basis of converting the shares of the Constituent Corporations and the mode of carrying the Merger into effect are as follows:

          (a) Each share of 4Health Common Stock outstanding immediately prior to the Effective Time of the Merger shall continue to be outstanding immediately after the Effective Time of the Merger.

          (b) Each share of IN Common Stock outstanding on the Effective Time of the Merger shall, without any action on the part of the holder thereof, be converted into the right to receive 241.37931 shares of 4Health Common Stock (the "Exchange Ratio"), which shall be upon such conversion, validly issued and outstanding, fully paid, and nonassessable. No fractional shares or certificates or scrip evidencing fractional shares of 4Health Common Stock shall be issued in the Merger or upon the surrender for exchange of certificates evidencing IN Common Stock, and the Exchange Ratio shall be appropriately adjusted if necessary so that only whole shares of 4Health Common Stock are issued in the Merger to IN stockholders.

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          (c)  All shares of IN Common Stock held by IN as treasury stock shall be canceled and of no further force and effect.

          (d) After the Effective Time of the Merger, each holder of a certificate which prior thereto represented outstanding shares of IN Common Stock shall be entitled, on surrender thereof to the transfer and exchange agent of 4Health, to receive in exchange therefor a certificate or certificates representing the number of whole shares of 4Health Common Stock to which the holder is entitled as set forth in subsection (b) above. Until so surrendered, each such outstanding certificate shall for all purposes evidence the ownership of the shares of 4Health Common Stock into which the shares of IN Common Stock shall have been converted; PROVIDED THAT, dividends or other distributions which are payable with respect to such shares of 4Health Common Stock shall be set aside and shall not be paid to the holders of such certificates until the certificates shall have been surrendered in exchange for certificates representing shares of 4Health Common Stock. On surrender, such holder shall be entitled to receive the dividends or other distributions previously withheld, without payment of interest.

          (e) The shares of 4Health Common Stock into which shares of the IN Common Stock shall have been converted pursuant to this Plan shall be issued in full satisfaction of all of the holder's rights as a shareholder of IN.

          (f) If any certificate for shares of 4Health Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requested such exchange pay to the registrar and transfer agent of 4Health any transfer or other taxes required by reason of the issuance of a certificate of shares of 4Health Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of the registrar and transfer agent of 4Health that such tax has been paid or is not payable.

                                      ARTICLE IV

                       ARTICLES OF INCORPORATION AND BYLAWS

     1. The articles of incorporation of 4Health, as amended by the Articles of Merger, shall, on the Merger becoming effective, be and constitute the articles of incorporation of the Surviving Corporation until amended in the manner provided by law.

     2. The bylaws of 4Health, as amended by the Articles of Merger, shall, on the Merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

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                                    ARTICLE V

      APPROVAL AND EFFECTIVE TIME OF THE MERGER;  MISCELLANEOUS MATTERS

     1. The Merger shall become effective when all the following actions shall have been taken:

          (a) This Plan shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the States of California and Utah.

          (b) This Plan, or Articles of Merger in the form required, executed in accordance with the laws of the State of Utah shall be filed with the Division of Corporations and Commercial Code of the State of Utah.

The date and time on which such actions are completed and such Merger is effected is herein referred to as the "Effective Time."

     2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of IN acquired or to be acquired by, or as a result of, the Merger, the officers and directors of IN or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the Merger and the terms of this Plan.

     3. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

     4. This Plan shall be governed by and construed in accordance with the laws of the States of California and Utah.

     5. This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

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The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, and having been adopted separately by the stockholders of each Constituent Corporation thereto in accordance with the laws of the States of California and Utah, the president and secretary of 4Health and IN do hereby execute this Plan of Merger as of the date first above written.

                                       4HEALTH, INC.
                                       a Utah corporation

Attest:

By                                     By
   ----------------------------------     ----------------------------------
              Secretary                         R. Lindsey Duncan
                                                    President


                                       IRWIN NATURALS
                                       a California corporation

Attest:

By                                     By
   ----------------------------------     ----------------------------------
              Secretary                            Klee Irwin
                                                    President

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